Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-217596) on Form S-3 and the registration statements (Nos. 333-49407, 333-34927, 333-28043, 333-91253, 333-63664, 333-139470, 333‑141481, 333-167746, 333-208805, 333-217853 and 333-228622) on Form S-8 of CVS Health Corporation of our report dated February 23, 2018, with respect to the consolidated balance sheets of Aetna Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and the accompanying financial statement schedule I (collectively, the “financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in this Current Report on Form 8-K/A of CVS Health Corporation.

/s/ KPMG LLP

Hartford, Connecticut
February 4, 2019